UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2024

Elevai Labs Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41875	85-1399981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 120 Newport Center Drive, Ste. 250 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 794-4940

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13©(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ELAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 21, 2024, Elevai Biosciences Inc. (“Elevai Biosciences”), a subsidiary of Elevai Labs Inc. (the “Company”), entered into a Master Services Agreement (the “MSA”) with KCRN Research, Inc. (“KCRN”), a clinical service company and a global contract research organization. The goal of the parties’ agreement therein was to support Elevai Bioscience’s initial efforts to develop and submit a Investigational New Drug (“IND”) application to the U.S. Food and Drug Administration (“FDA”) for EL-22 in the treatment of obesity and muscle loss preservation.

Pursuant to the terms of the MSA, KCRN will provide certain clinical and regulatory services to Elevai Biosciences in separate work orders. Pursuant to Work Order Number 1 (“Work Order No. 1”) entered into between the parties, executed October 21, 2024, certain services (“Services”) provided by KCRN in preparing a IND application to the FDA would occur in three initial phases. In the first phase (“Phase 1”), KCRN will work with Elevai Biosciences to submit a pre-IND meeting request to the FDA to discuss the regulatory path of EL-22, a recombinant bacterium engineered to harbor a gene linked to a modified human myostatin gene. Phase 1 will commence after the execution date of work order number 1 of the MSA, October 21, 2024. In the second phase (“Phase 2”), if the pre-IND meeting is granted, KCRN will work with Elevai Biosciences to prepare for the pre-IND meeting with the FDA, including developing and submitting the pre-IND package. In the third phase (“Phase 3,” and each of Phase 1, Phase 2, or Phase 3, a “Phase”), KCRN will attend the pre-IND meeting. If any additional services are required beyond Phase 3, the parties will specify the scope of services for such phase(s) and enter into a new work order(s) for the same. As consideration for the Services, KCRN will receive value upon certain contingent events at each Phase.

The term of the MSA will begin on October 21, 2024 and continue for a period of three (3) years, and the MSA will automatically renew for successive one-year terms following the first initial three-year term unless terminated by a party to the MSA upon 30 days’ written notice prior to the expiration of the then-current term, provided, however, that the MSA will in all events continue in full force and effect during any period in which services are performed under a specific work order. Any work order may be terminated by either party on 30 days’ written notice. Additionally, if any party commits a material breach of the MSA and such breach is not cured pursuant to the terms set forth in the MSA, the MSA may be terminated on written notice. The MSA will also terminate if a party thereto becomes insolvent, is dissolved, or liquidated, makes a general assignment for the benefit of its creditors, becomes bankrupt, or has a receive appointed for a substantial part of its assets.

The above is a summary of the MSA and Work Order No. 1 only and is qualified in its entirety by reference to the MSA filed to this Current Report on Form 8-K (“Report”) as Exhibit 10.1 and Work Order No. 1 filed as Exhibit 10.2 to this Report.

Forward Looking Statements

This Report, including Exhibits 99.1 and 99.2 hereto, contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company’s management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in the Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Master Services Agreement between Elevai Biosciences Inc. and KCRN Research, Inc. dated October 21, 2024
10.2	Work Order Number 1 dated October 21, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2024

Elevai Labs, Inc.

By:	/s/ Graydon Bensler
Name:	Graydon Bensler
Title:	Chief Executive Officer, President and Director

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